                                                                     EXHIBIT 4.4


                                CREDIT AGREEMENT


                           dated as of August 16, 2000


                                      among


                          CAL DIVE I - TITLE XI, INC.,
                                  as Shipowner


                               GOVCO INCORPORATED,
                                as Primary Lender


                                 CITIBANK, N.A.,
                               as Alternate Lender


                           CITIBANK INTERNATIONAL plc,
                                as Facility Agent


                                       and


                          CITICORP NORTH AMERICA, INC.,
               as Administrative Agent for the Primary Lender and the commercial paper holders of the Primary Lender.

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION...................................................2
   1.01      Defined Terms...............................................................................2
   1.02      Principles of Construction..................................................................2

SECTION 2.  THE CREDIT FACILITY..........................................................................2
   2.01      Amount......................................................................................2
   2.02      Availability................................................................................3
   2.03      Disbursements and Minimum Amount of Utilizations............................................3
   2.04      Relationship of Floating Rate Note and Fixed Rate Bond(s)...................................3
   2.05      Trigger Event...............................................................................3

SECTION 3.  DISBURSEMENT REQUIREMENTS....................................................................4
   3.01      Disbursement Procedures.....................................................................4

SECTION 4.  TERMS OF THE CREDIT..........................................................................5
   4.01      Principal Repayment.........................................................................5
   4.02      Interest Payment............................................................................5
   4.03      Prepayment..................................................................................7
   4.04      Recapture...................................................................................8
   4.05      Evidence of Debt............................................................................8
   4.06      Limit of United States Guarantee............................................................9

SECTION 5. CONDITIONS PRECEDENT..........................................................................9
   5.01      Conditions Precedent to Lenders' Obligations Under this Agreement...........................9
   5.02      Conditions Precedent to Each Disbursement..................................................11

SECTION 6. FEES AND EXPENSES............................................................................11
   6.01      Fees.......................................................................................11
   6.02      Taxes......................................................................................11
   6.03      Expenses...................................................................................12
   6.04      Additional or Increased Costs..............................................................13

SECTION 7.  PAYMENTS....................................................................................14
   7.01      Method of Payment..........................................................................14
   7.02      Application of Payments....................................................................15

SECTION 8.  REPRESENTATIONS AND WARRANTIES BY THE SHIPOWNER.............................................16
   8.01      Representations and Warranties of the Shipowner............................................16
   8.02      Agreements of the Shipowner................................................................18

SECTION 9.   CANCELLATION, SUSPENSION AND EVENTS OF DEFAULT.............................................19
   9.01      Cancellation...............................................................................19
   9.02      Events of Default..........................................................................19

SECTION 10.  GOVERNING LAW AND JURISDICTION.............................................................20
   10.01     Governing Law..............................................................................20
   10.02     Submission to Jurisdiction.................................................................20
   10.03     Waiver of Security Requirements............................................................21
   10.04     No Limitation..............................................................................21

SECTION 11.  MISCELLANEOUS..............................................................................21
   11.01     Computations...............................................................................21
   11.02     Notices....................................................................................21
   11.03     Disposition of Indebtedness................................................................23
   11.04     Disclaimer.................................................................................23
   11.05     No Waiver; Remedies Cumulative.............................................................24
   11.06     Currency...................................................................................24
   11.07     Severability...............................................................................24
   11.08     Amendment or Waiver........................................................................24
   11.09     Indemnification............................................................................24
   11.10     Benefit of Agreement.......................................................................25
   11.11     Waiver of Jury Trial.......................................................................25
   11.12     Execution in Counterparts..................................................................25
   11.13     Shipowner Documents........................................................................25
   11.14     Entire Agreement...........................................................................26
   11.15     No Proceedings.............................................................................26

SECTION 12.  ARRANGEMENTS AMONG THE AGENTS AND THE LENDERS..............................................26
   12.01     Appointment................................................................................26
   12.02     Rights of Facility Agent...................................................................26
   12.03     Duties.....................................................................................27
   12.04     Limitation on Obligations of Facility Agent................................................27
   12.05     Indemnification by Lenders.................................................................28
   12.06     Limitation on Responsibility...............................................................28
   12.07     No Claims on Employees of Facility Agent...................................................28
   12.08     Banking Business...........................................................................28
   12.09     Resignation or Termination of Facility Agent...............................................29
   12.10     Successor to Facility Agent................................................................29
   12.11     Discharge of Obligations...................................................................29
   12.12     Responsibilities of Lenders................................................................29
   12.13     Agency Division............................................................................30
   12.14     Administrative Agent.......................................................................30
   12.15     Facility Agent Only Agent for the Lenders..................................................30

Exhibits

         Exhibit 1 Schedule of Definitions

Annexes

         Annex A  Form of Certificate Authorizing Disbursements
         Annex B  Form of No Proceedings Letter

         THIS CREDIT AGREEMENT, dated as of August __, 2000 is made by and among CAL DIVE I - TITLE XI, INC., a Texas corporation (the "Shipowner"), GOVCO INCORPORATED, a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender"), CITIBANK INTERNATIONAL plc, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternate Lender (and their respective successors and assigns) with respect to the Floating Rate Note, and its permitted successors and assigns (in such capacity, the "Facility Agent"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns) (in such capacity, together with its permitted successors and assigns, the "Administrative Agent," and together with the Facility Agent, the "Agents"). As used herein, the term "Lender" shall mean either the Primary Lender or the Alternate Lender, as the case may be, depending on which of the two parties made or will make the relevant disbursement of funds under this Agreement; provided, however, that if the Primary Lender assigns its rights under this Agreement to the Alternate Lender, the term "Lender," as used herein, shall mean only the Alternate Lender. The term "Lenders," as used herein, shall mean collectively the Primary Lender and the Alternate Lender.


                                   BACKGROUND

WHEREAS:

         (A) by this Agreement, the Lenders have established a credit facility (the "Credit Facility") in the amount of $138,478,000, pursuant to which the Primary Lender may, in its discretion, subject to the terms and conditions hereof, extend financing to the Shipowner (i) for the manufacture, construction, fabrication, financing and purchase by the Shipowner of the Vessel; (ii) for the payment of the related Construction Period Interest; and (iii) for the payment of the Guarantee Fees;

         (B) the establishment of the Credit Facility is in reliance upon the commitment of the United States to guarantee the payment of the unpaid interest on, and the unpaid balance of the principal of, the Floating Rate Note, including interest accruing between the date of an Indenture Default under the Floating Rate Note and the payment in full of the Guarantee;

         (C) a condition to the Lenders' extension of the Credit Facility under this Agreement is the Facility Agent's timely receipt of Certificates Authorizing Disbursement and issuance of the Guarantee of the Floating Rate Note;

         (D) the Facility Agent will serve as facility agent for the benefit, and on behalf, of each of the Lenders in connection with the Credit Facility, this Agreement and the other related documents and the Administrative

Agent will act as an administrative agent for the Primary Lender and the Primary Lender's commercial paper holders; and

         (E) the Credit Facility may be utilized by the Shipowner in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.01 Defined Terms. For the purposes of this Agreement, unless otherwise defined herein, defined terms shall have the meanings specified in
Exhibit 1 hereto.

         1.02 Principles of Construction.

         (a) The meanings set forth for defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined.

         (b) Unless otherwise specified, all references in this Agreement to Annexes or Exhibits are to Annexes or Exhibits in or to this Agreement.

         (c) The headings of the Sections in this Agreement are included for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         SECTION 2.  THE CREDIT FACILITY

         2.01 Amount. The Lenders hereby establish the Credit Facility, upon the terms and conditions set forth in this Agreement, in favor of the Shipowner in the maximum amount of $138,478,000 (the "Credit Facility Amount"), to enable the Shipowner to finance: (i) the manufacture, construction, fabrication, financing and purchase of the Vessel; (ii) Construction Period Interest; and (iii) the Guarantee Fees; all as set forth in Certificates Authorizing Disbursements submitted in accordance with this Agreement. The Primary Lender intends (but is not obligated) to fund the Credit Facility through the issuance and sale of Commercial Paper to investors which is exempt from the registration requirements of the United States Securities Act of 1933, as amended. The Primary Lender may, at its option, elect at any time not to fund the Credit Facility or the undisbursed portion thereof, in which case the Alternate Lender shall, subject to the terms and conditions provided herein, fund the Credit Facility in the amount (the "Available Amount") which is equal to the excess, if any, of the Credit Facility Amount over the outstanding principal amount evidenced by the Floating Rate Note, plus the aggregate outstanding principal amount evidenced by Fixed Rate Bonds ("Outstanding Principal").

         2.02 Availability. Disbursements under the Credit Facility may be made once a calendar month and up to and including the Final Disbursement Date. "Final Disbursement Date" shall mean the earliest of (x) January 28, 2002, (y) the date upon which the Trigger Event (as defined in Section 2.05) shall occur or, (z) the date on which the Available Amount under the Credit Facility is canceled in accordance with Section 9.01 or reduced to zero.

         2.03 Disbursements and Minimum Amount of Utilizations. Upon satisfaction of Sections 3.01, 5.01 and 5.02, disbursements shall be made by advances from the Primary Lender or the Alternate Lender to the Shipowner ("Disbursements") in accordance with Section 3.01. Notwithstanding anything in this Agreement to the contrary, the Shipowner may not request a Disbursement under the Credit Facility for an amount (a) less than the smaller of (i) $1,000,000 or (ii) the Available Amount or (b) more than the Available Amount.

         2.04 Relationship of Floating Rate Note and Fixed Rate Bond(s). Disbursements from the Credit Facility shall become the indebtedness of the Shipowner to the Lenders under the Floating Rate Note. The Shipowner shall redeem the Floating Rate Note in full by causing to be issued one or more Fixed Rate Bonds and using the proceeds thereof to repay the Floating Rate Note in full no later than the earliest of (i) the Payment Date next preceding four years from the Delivery Date, (ii) January 28, 2006, or (iii) the date upon which the Trigger Event shall occur. At its option, and from time to time, the Shipowner may redeem all or any portion of the indebtedness under the Floating Rate Note by causing a Fixed Rate Bond or series of Fixed Rate Bonds to be issued at any time during or after the construction of the Vessel, so long as such redemption of the Floating Rate Note does not occur later than the earliest of (i) the Payment Date next preceding four years after the Delivery Date, (ii) January 28, 2006, or (iii) the date upon which the Trigger Event shall occur, and except for the final redemption or in the case of the Trigger Event, each redemption is in a minimum amount of $50,000,000; and the Shipowner shall have paid any amount payable under Section 4.04(a)(iv) or any other provision hereof in connection therewith.

         2.05 Trigger Event. (a) The Shipowner shall redeem the Floating Rate
Note in full by causing to be issued one or more Fixed Rate Bonds with a Maturity date no later than (i) January 28, 2027, or (ii) the twenty fifth anniversary of the Delivery Date upon the occurrence of a Trigger Event. A "Trigger Event" shall mean (x) three hundred and sixty five (365) days from the date when the ten (10) year Treasury constant maturity rate as reported by the Federal Reserve Board in statistical release H.15 (519) (the "Treasury Rate") first equals or exceeds eleven percent (11%) per annum, or (y) fifteen (15) Business Days from the date at any time during said three hundred and sixty five
(365) day period when the Treasury Rate first equals or exceeds twelve percent (12%) per annum; provided however, that in the event interest rates have improved at the end of said three hundred and sixty five (365) day period, the Shipowner may request the Secretary, at that time, to extend the three hundred and sixty five (365) day period, and the Secretary, in his sole discretion, may grant or deny such request. If a Trigger Event should occur, the Shipowner shall redeem the Floating Rate Note in full by causing to be issued one or more Fixed Rate Bonds and using the proceeds thereof to repay the Floating Rate Note in full.

         (b) Nothing in this Section 2.05 shall prevent the Shipowner from redeeming the Floating Rate Note by issuance of a fixed-rate obligation at any time prior to maturity, including without limitation, the three hundred and sixty five (365) day period referred to in Section 2.05(a).

         (c) The failure of the Shipowner to redeem the Floating Rate Note and to borrow the Available Amount by issuance of a fixed-rate obligation pursuant to this Section 2.05, unless subsequently waived in writing by the Secretary, shall constitute an Indenture Default without further notice to the Shipowner or the Lenders being required under the Indenture or this Agreement.

         (d) The Shipowner covenants for the benefit of the Secretary that it shall arrange for an independent reporting service or bank acceptable to the Secretary to send the Secretary, the Facility Agent, and the Shipowner a written interest rate report once a month on the first business day of every month (until such time as the Floating Rate Note is prepaid in full by a fixed rate obligation). This interest rate report shall specify the Treasury Rate as of the date of the report.


         SECTION 3. DISBURSEMENT REQUIREMENTS

         3.01 Disbursement Procedures. Upon receipt by the Facility Agent of each Certificate Authorizing Disbursement at least five (5) Business Days prior to the proposed disbursement date, the Primary Lender may, and if the Primary Lender elects not to, the Alternate Lender shall, disburse funds in accordance with the terms of such Certificate Authorizing Disbursement to the Shipowner, or the Shipowner's designee, subject to the terms of this Agreement and such Certificate Authorizing Disbursement; provided that, if the Certificate Authorizing Disbursement and the request for disbursement referred to therein do not specify a disbursement date, then the disbursement date shall be the fifth Business Day (or such earlier or later Business Day as is requested by the Shipowner and is acceptable to the disbursing Lender) following the Facility Agent's receipt of such Certificate Authorizing Disbursement. Promptly following each Disbursement, the Facility Agent shall transmit to the Indenture Trustee and the Shipowner a copy of the Certificate Authorizing Disbursement, a confirmation that the Disbursement was made, and a copy of Exhibit A to the Floating Rate Note, updated to reflect such Disbursement and other intervening, related events.

         SECTION 4. TERMS OF THE CREDIT

         4.01 Principal Repayment. The Shipowner shall repay the Outstanding Principal of the Floating Rate Note as follows:

                  (i) in installments in the principal amounts set forth in the Amortization Schedule, Attachment 1 to the Indenture, on each Payment Date commencing with the Payment Date occurring on the earlier of the Payment Date next succeeding the Delivery Date of the Vessel or January 28, 2002, and continuing until the Payment Date before the earlier of
         (x) the Payment Date next preceding four years from the Delivery Date, or (y) January 28, 2006, and

                  (ii) the full amount of remaining Outstanding Principal, on the earliest of (x) the Payment Date next preceding four years from the Delivery Date, (y) January 28, 2006, or (x) the date upon which the Trigger Event shall occur.

         4.02 Interest Payment.

         (a) On each Interest Payment Date, the Shipowner shall pay to the Indenture Trustee, on behalf of the Person(s) entitled thereto, interest on the Outstanding Principal in arrears, calculated at an interest rate per annum equal to the Applicable Interest Rate therefor, as determined for each successive Interest Period. The Indenture Trustee shall calculate the Applicable Interest Rate based on information provided (i) by the Administrative Agent to the Facility Agent if the Primary Lender is the Lender, or (ii) by the Facility Agent if the Alternate Lender is the Lender. From time to time, the Administrative Agent or Facility Agent will confirm CP Rate, LIBOR, Base Rate, and Applicable Interest Rate to the Indenture Trustee. In the event that the Primary Lender assigns the financing of all or any portion of the amount outstanding under the Credit Facility (whether or not evidenced by a Note) to the Alternate Lender or other assignee permitted by the terms of this Agreement, the interest rate on such amount shall be determined by the Facility Agent (and the Facility Agent shall notify the Indenture Trustee thereof and the Indenture Trustee shall confirm such interest rate based on information provided by the Facility Agent) pursuant to clause (i) of the definition of Applicable Interest Rate for the period prior to the effective date of such assignment and pursuant to clause (ii) of such definition for all periods after such date.


         (b) The Shipowner shall pay to the Facility Agent, on behalf of the Person(s) entitled to any Unpaid Amount, on demand, interest on such Unpaid Amount (to the extent permitted by applicable law) for each Post Maturity Period at an interest rate per annum equal to the sum (the "Post Maturity Interest Rate") of (1) two percent (2%), plus (2) the Applicable Interest Rate; provided, that if such Unpaid Amount consists of principal on the Floating Rate Note as to which guaranteed interest continues to accrue, the Post-Maturity Interest Rate on such Unpaid Amount shall be limited to the incremental amount of additional interest required to be paid under this
Section 4.02(b) and shall equal two percent (2.0%) per annum. In the absence of an Indenture Default, any interest which shall have accrued under this Section 4.02(b) in respect of an Unpaid Amount shall be due and payable and shall be paid by the Shipowner on demand on such dates as the Person to whom such Unpaid Amount is owed may specify by written notice to the Shipowner, or if there is an Indenture Default, any interest which shall have accrued under this Section 4.02(b) in respect of an Unpaid Amount shall be due and payable immediately and shall be paid by the Shipowner without demand and any payment by, or on behalf of, the Shipowner hereunder shall be governed by Section 7.02 and the provisions of the last paragraph of Section 9.02.

         As used herein, "Unpaid Amount" means all or any part of principal, accrued interest, fees or other amounts owing to the Agents or the Lenders under this Agreement or the Floating Rate Note which is not paid in full when and as due and payable, whether at Stated Maturity, by acceleration or otherwise, or any sum due and payable by the Shipowner to the Agents or the Lenders under any judgment of any court or arbitral tribunal in connection with this Agreement which is not paid on the date of such judgment. "LIBOR" shall mean, in relation to any Post Maturity Period (other than the first Post Maturity Period contemplated by clause (iii) of Section 4.02(b)), an interest rate per annum equal to (i) the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) last quoted by the principal London office of CITIBANK, N.A., prior to the close of business at such London office on the Quotation Date for the offering to leading banks in the London interbank market of U.S. Dollar deposits on an overnight basis and in an amount comparable to the Unpaid Amount to which LIBOR is to apply divided by (ii) one hundred percent (100%) minus the Eurodollar Reserve Percentage. "Accelerated Repayment" shall mean any part of the principal of the Floating Rate Note that became due and payable on a day other than its Payment Date. "Post Maturity Period" shall mean with respect to the period from the date an Unpaid Amount was due until such amount shall have been paid in full, each successive period, the first of which shall start on the date such Unpaid Amount was due (or the date of any such judgment or arbitral award, if earlier) and each other of which shall start on the last day of the preceding such period, and the duration of each of which shall be one day, or if LIBOR applies, then from and including the Quotation Date for such Post Maturity Period to but excluding the next Quotation Date or such other duration selected by the Person to whom such Unpaid Amount is due; provided, however, that in the case of any Accelerated Repayment, the first such Post Maturity Period applicable thereto shall be of a duration equal to the unexpired portion of its then applicable Interest Period. "Quotation Date" in relation to any Post Maturity Period means the day on which quotations would ordinarily be given by CITIBANK, N.A. in the London interbank market for dollar deposits for delivery on the first day of that period; provided, however, that if, for any such Post Maturity Period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

         4.03 Prepayment. (a) The Shipowner may from time to time prepay on any Interest Payment Date all or any part of the Outstanding Principal evidenced by the Floating Rate Note, provided that: (i) any partial prepayment shall be in a minimum principal amount of $10,000,000, unless otherwise required by the Indenture; (ii) the Shipowner shall have given the Facility Agent and the Indenture Trustee prior written notice of such prepayment (which shall be not less than 40 nor more than 60 days); (iii) the Shipowner shall have paid in full all amounts due under this Agreement as of the date of such prepayment, including, without limitation, interest which has accrued to the date of prepayment on the amount prepaid and all other amounts payable hereunder relating to such prepayment; (iv) any amount prepaid hereunder (other than the Outstanding Principal amount thereof prepaid through the issuance of Fixed Rate Bonds, the Outstanding Principal amount of which is subtracted from the Credit Facility pursuant to the last sentence of Section 2.01) shall not be considered part of the Available Amount; and (v) subject to Section 4.03(c), if the Lender is the Primary Lender, the Shipowner shall pay to the Facility Agent, for the benefit of the Primary Lender an amount equal to (x) the amount of yield that the Primary Lender is required to pay to holders of its Commercial Paper during the Liquidation Period (as defined below) on an amount of Commercial Paper having an aggregate issue price equal to the amount of the Shipowner's prepayment less (y) the amount of the estimated investment earnings, as reasonably determined by the Facility Agent, on the prepayment amount during the Liquidation Period. The "Liquidation Period" means the period from the date on which a prepayment is made to the earliest date on which the Primary Lender's total amount of Commercial Paper related to the funding of the Disbursements can be reduced (without prepayment thereof) by an amount equal to the amount of the Shipowner's prepayment. Prepayments shall be applied to the installments of principal of the Credit Facility in the inverse order of their maturity, and, in cases where more than one Note is outstanding, pro rata to each Note.

         (b) Upon delivery to the Shipowner and the Secretary of the instrument satisfying and discharging the Indenture contemplated by Section 12.01 of the
Exhibit 1 to the Indenture, all of the Shipowner's indebtedness, liabilities and obligations under this Agreement and the Fee Letter shall become immediately due and payable without demand upon, or notice to, the Shipowner.

         (c) Notwithstanding any other provision to the contrary herein, the Shipowner or the Secretary (after the Secretary's assumption of the Floating Rate Note pursuant to Section 6.09 of Exhibit 1 to the Indenture) may from time to time prepay all or any part of the principal amount of the Floating Rate Note without any prepayment penalty or premium in accordance with Article III of
Exhibit 1 to the Indenture.

         (d) Notwithstanding any other provision to the contrary herein, the Shipowner shall have the right to prepay any portion of the Floating Rate Note and redeem the Floating Rate Note by issuing one or more Fixed Rate

Bonds and using the proceeds thereof to prepay the Floating Rate Note so long as it first obtains the Secretary's consent to the interest rate applicable to the Fixed Rate Bond and, except for the final disbursement, such redemption equals or exceeds $50,000,000 principal; and the Shipowner shall have paid any amount payable under Section 4.04(a)(iv) or any other provision hereof in connection therewith.

         4.04 Recapture. (a) Upon the written request of the Facility Agent, the Shipowner shall pay to the Facility Agent for the benefit of the applicable Lender, such amounts as shall be sufficient (in the reasonable judgment of such Lender) to compensate such Lender for any loss, expense or liability (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Disbursement) which such Lender reasonably determines is attributable to:

         (i) any failure by the Shipowner to make scheduled payments on a Payment Date or any payment due in connection with any Redemption; or

         (ii) any failure by the Shipowner to borrow any advance for which a Certificate Authorizing Disbursement has been issued; or

         (iii) any revocation of a notice of prepayment given pursuant to
Section 4.03(a); or

         (iv) subject to the provisions of Section 4.03(c), any prepayment of the Floating Rate Note (including, without limitation, due to the issuance of any fixed rate bonds) other than on an Interest Payment Date after giving five
(5) Business Days' prior written notice to such Lender, the Facility Agent, and the Indenture Trustee.

         (b) Without prejudice to any other provision hereof (and at the Shipowner's expense), such Lender shall use such reasonable efforts as it shall determine in its sole discretion to minimize any loss, expense or liability to the extent possible; provided that no Lender shall be obligated to take any actions under this Section 4.04 if such Lender has determined, that such actions would cause it to incur any material costs or expenses or would otherwise be disadvantageous to it in any material respect.

         (c) With respect to the Shipowner's obligations under Section 4.04(a)(iv), if the Shipowner shall at any time notify the Facility Agent and the applicable Lender of its intention to pursue any such prepayment, the Facility Agent and the applicable Lender shall reasonably cooperate with the Shipowner in assessing and quantifying any loss, expense or liability the Lender may incur pursuant to Section 4.04(a)(iv), so that the Shipowner may make an informed decision as to the cost to it of any such prepayment.

         4.05 Evidence of Debt. The Shipowner agrees that to evidence further its obligation to repay all amounts disbursed under the Credit Facility, with interest accrued thereon, it shall issue and deliver to the

Facility Agent, in accordance with the written instructions of the Facility Agent, the Floating Rate Note. The Floating Rate Note shall (i) be in the form of Exhibit 2 to the Indenture; (ii) bear the Secretary's Guarantee, and (iii) be valid and enforceable as to its principal amount at any time only to the extent of the aggregate amounts then disbursed and outstanding thereunder, and, as to interest, only to the extent of the interest accrued thereon at the rate guaranteed by the Secretary, with any interest in excess thereof being evidenced by this Agreement.

         4.06 Limit of United States Guarantee. None of the incremental amount of interest required to be paid under Section 4.02(b), none of the fees, and expenses arising under Sections 4.03, 4.04 and 6, and none of the Indemnified Amounts, commissions, Taxes, Other Taxes, Post Maturity Interest Rate, or any other charges, costs, expenses, or indebtedness owed by the Shipowner under this Agreement to any Person is guaranteed by the United States. The Guarantee of the United States extends only to the principal and interest owed under the Obligations and only to the extent specified therein.

         SECTION 5. CONDITIONS PRECEDENT

         5.01 Conditions Precedent to Lenders' Obligations Under this Agreement.
(a) The obligations of the Lenders under this Agreement shall be subject to the delivery to the Facility Agent of the documents indicated below on or before the Closing Date:

         (i) This Agreement, the Floating Rate Note and the Fee Letter. This Agreement and the Fee Letter, each fully executed by the parties thereto in form and substance satisfactory to the Lenders, which shall be in full force and effect and the Floating Rate Note shall have been fully executed by the Shipowner, endorsed by, or on behalf of, the United States, and delivered to the Facility Agent, and all amounts then payable under the Fee Letter shall have been paid to the Person entitled thereto.

         (ii) Existence. Evidence in form and substance satisfactory to the Lenders, that the Shipowner is duly organized, validly existing and in good standing under the laws of the State of Texas, with full power, authority and legal right to own its property and to carry on its business as now conducted.

         (iii) Authority. Evidence in form and substance satisfactory to the Lenders, of the authority of the Shipowner to execute, deliver, perform and observe the terms and conditions of this Agreement, the Floating Rate Note, the Fee Letter, and the Indenture and evidence of authority (including specimen signatures) for each Person who, on behalf of the Shipowner, signed this Agreement, the Floating Rate Note, the Fee Letter, and the Indenture, or will otherwise act as representatives of the Shipowner in the operation of the Credit Facility.

         (iv) Governmental and Other Authorizations. Copies, certified as true copies by a duly authorized officer of the Shipowner, of each consent, license, authorization or approval of, and exemption by, any Governmental Authority and any governmental authorities within the United States or elsewhere, which are necessary or advisable (a) for the execution, delivery, performance and observance by the Shipowner of this Agreement, the Floating Rate Note, the Fee Letter, and the Indenture; and (b) for the validity, binding effect and enforceability of this Agreement, the Floating Rate Note, the Fee Letter, and the Indenture, or if none is necessary, a written certification from the Shipowner that none is necessary.

         (v) Legal Opinions. (1) Opinion of legal counsel for the Shipowner concerning this Agreement, the Floating Rate Note, the Fee Letter, and the Indenture; (2) Opinion of the Chief Counsel of the Maritime Administration dated the Closing Date, signed by or on behalf of such Chief Counsel, addressed to the Lenders and the Agents to the effect that the Guarantees and the Authorization Agreement have been or will be duly authorized, executed and delivered by the United States of America, and constitute legal, valid, and binding obligations of the United States of America enforceable in accordance with their respective terms; and (3) Opinion of Sher & Blackwell addressed to the Lenders and the Agents concerning this Agreement, the Fee Letter, the Indenture and the Floating Rate Note.

         (vi) Guarantee Commitment. A copy of the fully executed Guarantee Commitment, which shall be in full force and effect until completion of the Closing.

         (vii) Authorization Agreement. The fully executed Authorization Agreement, which shall be in full force and effect.

         (viii) Indenture. The fully executed Indenture, which shall be in full force and effect.

         (ix) No Proceedings Letter. A letter from the Secretary in the form of Annex B hereto agreeing to be bound by the covenants set forth in Section 11.15 hereof regarding the filing of certain proceedings against the Primary Lender.

         (x) Closing Documents. A letter from the Shipowner to provide the Facility Agent within a reasonable time after the Closing Date, with two (2) originals or certified copies of the documents indicated in Section 5.01(a) and each of the appendices and exhibits thereto executed on or prior to such date.

         (b) In addition to the foregoing, the agreement of the Primary Lender to make any Disbursements under this Agreement and any obligations of the Alternate Lender to fund any Disbursements under this Agreement shall be subject to the following additional conditions precedent being satisfied as of the Closing Date:

         (i) Fees and Expenses. All "Up-Front Fees" described in the Fee Letter and all accrued fees and out-of-pocket expenses due and payable to the Facility Agent or its counsel in accordance with the terms of this Agreement shall have been fully paid or provisions satisfactory to the Facility Agent shall have been made for payment of such amounts concurrently with the making of the initial Disbursement.

         (ii) No Restrictions. No law, regulation, ruling or other action of any Governmental Authority shall be in effect or shall have occurred, the effect of which would be to restrain, prevent or otherwise impose any materially adverse conditions on any party's ability to fulfill its obligations under this Agreement.

         5.02 Conditions Precedent to Each Disbursement. The agreement of the Primary Lender to fund any Disbursement under this Agreement and any obligations of the Alternate Lender to fund any Disbursement under this Agreement shall be subject only to the Facility Agent's receipt of a Certificate Authorizing Disbursement, upon which each such Lender may conclusively rely.

         SECTION 6. FEES AND EXPENSES

         6.01 Fees. The Shipowner shall pay or cause to be paid to the Person entitled thereto such fees and other amounts as are set forth in that certain Fee Letter (as amended, restated or otherwise modified from time to time with the prior written consent of the Secretary, the "Fee Letter") dated as of August __, 2000 between the Shipowner and the Agents, in each case when and as due.

         6.02 Taxes.

         (a) The Shipowner agrees to pay all amounts owing by it under this Agreement or the Floating Rate Note free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by either (i) the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof, or (ii) the jurisdiction of such Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). In addition, the Shipowner agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Floating Rate Note or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the Floating Rate Note (hereinafter referred to as "Other Taxes").

         (b) The Shipowner further agrees:

         (i) that, if the Shipowner is prevented by operation of law from paying any such Taxes or Other Taxes, or if any such Taxes or Other Taxes are required to be deducted or withheld, then the fees or expenses required to be paid under this Agreement shall, on an after-tax basis, be increased by the amount necessary to yield to the Lenders fees or expenses in the amounts provided for in this Agreement after the provision for the payment of all such Taxes and Other Taxes;

         (ii) that the Shipowner shall, at the request of any Lender or any Agent, execute and deliver to such Lender or Agent, as the case may be, such further instruments as may be necessary or desirable to effect the payment of the increased amounts as provided for in subsection (i) above; provided, however, that the Shipowner may not amend the Floating Rate Note without the prior written consent of the Secretary;

         (iii) that the Shipowner shall hold the Lenders and the Agents harmless from and against the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.02) and any and all liabilities (including, without limitation, penalties, interest and expenses) arising from, or with respect to, any Taxes or Other Taxes (whether or not properly or legally asserted) and whether paid, or payable, by the Shipowner, the Lenders, or any other Person;

         (iv) that, at the request of any Lender or any Agent, the Shipowner shall provide such Lender or Agent within the later of thirty (30) calendar days after such request or thirty (30) calendar days after the payment of such Taxes or Other Taxes, a copy evidencing the payment of any Taxes or Other Taxes by the Shipowner; and

         (v) that each payment under this Section 6.02 shall be made within thirty (30) days from the date the Facility Agent on behalf of the applicable Lender makes written demand therefor. Each demand for payment by such Lender under Section 6.02(b)(v) for amounts paid or incurred by the Lenders or itself shall be accompanied by a certificate (with accompanying documentation supporting the demand) showing in reasonable detail the basis for the calculation of the amounts demanded, which certificate, in the absence of manifest error, shall be conclusive and binding for all purposes.

         (c) Notwithstanding anything to the contrary contained herein, the agreements in this Section 6.02 shall survive the termination of this Agreement and the payment of the Floating Rate Note and all other amounts due hereunder.

         6.03 Expenses. The Shipowner agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, or reimburse the Agents and the Lenders, respectively, promptly upon demand for the payment of all reasonable and duly documented costs and expenses arising in connection with the preparation, printing, execution, delivery, registration, implementation, modification of or waiver or consent under this Agreement, the Floating Rate Note or the Indenture, including, without limitation, the reasonable and duly documented out-of-pocket expenses of the Agents and the Lenders (incurred in respect of telecommunications, mail or courier service, and travel), and the fees and expenses of counsel for the Agents and the Lenders. The Shipowner shall also pay all of the costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by or charged to the Agents or the Lenders in connection with the amendment or enforcement of this Agreement, the Floating Rate Note or the Indenture or the protection or preservation of any right or claim of the Agents or the Lenders arising out of this Agreement, the Floating Rate Note or the Indenture.

         6.04 Additional or Increased Costs.

         (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining the Disbursements or the Credit Facility, then the Shipowner shall from time to time, upon demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender, the Shipowner shall immediately pay to the Facility Agent (for the benefit of such Lender), from time to time as specified by the Facility Agent (on behalf of such Lender), additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of its commitment to lend hereunder.

         (c) Each Lender shall take such reasonable steps as it shall determine to minimize amounts demanded under this Section 6.04; provided that no Lender shall be obligated to take any actions under this Section 6.04 if such Lender has determined, that such actions would cause it to incur any material costs or expenses or would otherwise be disadvantageous to it in any material respect. In the event that a Lender transfers the booking office of the Credit Facility or the Floating Rate Note to minimize amounts demanded under this Section 6.04, any costs and expenses incurred in such transfer shall be paid by the Shipowner on demand by such Lender, provided, however, that any requirements imposed by this
Section 6.04 on the Shipowner shall be no more burdensome than those imposed by the Lender on its highest rated and most favored customers who are subject to similar requirements.

         (d) Each demand for payment by the Facility Agent (on behalf of any Lender) under this Section 6.04 shall be accompanied by a certificate showing in reasonable detail the basis for the calculation of the amounts demanded, which certificate, in the absence of manifest error, shall be conclusive and binding for all purposes.

         (e) The Facility Agent on behalf of each Lender shall notify the Shipowner of any event occurring after the date of this Agreement which entitles such Lender to compensation pursuant to this Section 6.04, as promptly as practicable, and in any event within ninety (90) days after it has knowledge of such event and has determined that a request for compensation hereunder shall be made. The Shipowner shall not be obligated to reimburse any Lender for any loss or cost incurred more than ninety (90) days prior to delivery of notice to the Shipowner by the Lender requesting compensation under this Section 6.04.

         SECTION 7. PAYMENTS

         7.01 Method of Payment.

         (a) (i) All payments to be made by the Shipowner under this Agreement and the Floating Rate Note shall be made without set-off or counterclaim in Dollars in immediately available and freely transferable funds no later than 11:00 A.M. (New York City time) on the date on which due. Payments made after such time on any date shall be deemed to have been received on the next succeeding Business Day. Except as provided in Section 7.01(a)(ii), all payments to be made by the Shipowner or the Agents hereunder shall be made to (A) the Primary Lender (for the account of Govco Incorporated, its successors and assigns), (B) the Alternate Lender (for the account of Citibank, N.A., its successors and assigns), (C) the Facility Agent (for the account of Citibank International plc, its successors and assigns), (D) the Administrative Agent (for the account of Citicorp North America, Inc., its successors and assigns), or (E) any other Lender (for the account of such Lender, its successors and assigns), in each case to the Facility Agent (for the account of Citibank International plc, its successors and assigns) at Citibank, N.A., 399 Park Avenue, New York, New York 10043, DDA. Account No. 10963054, Attn: Loans Agency
- Cal Dive. Upon receipt thereof by the Facility Agent, the Facility Agent shall forthwith forward such funds to the party entitled thereto pursuant to the written instructions provided by such party to the Facility Agent in accordance with Section 11.02.

                  (ii) The Shipowner shall pay the principal and the guaranteed amount of the Applicable Interest Rate on the Floating Rate Note to the Indenture Trustee and all other amounts due under this Agreement directly to the Person entitled thereto, in each case, by wire transfer in same day and immediately available and freely transferable funds. Wire transfer instructions shall be provided to the Shipowner. Until further notice, wire instructions for the Indenture Trustee are as follows: Wilmington Trust Company, ABA #031100092, A/C #52091-0, Re: CAL DIVE I, Attention Mary St. Amand.

         (b) Except as otherwise provided herein, whenever any payment would otherwise fall due on a day that is not a Business Day, the due date for payment shall be the immediately succeeding Business Day, and interest and fees shall be computed in accordance with Section 11.01.

         (c) Whenever a sum is required to be paid to the Facility Agent under this Agreement for the account of another Person, the Facility Agent shall not be obligated to make such sum available to such other Person unless and until the Facility Agent shall have established to its satisfaction that it has actually received payment of such sum. Notwithstanding the foregoing, unless it has received actual notice to the contrary, the Facility Agent may (but shall not be obligated to) assume on the date of any Disbursement or any other payment required to be made by any Lender hereunder that such Lender has made available to the Facility Agent such Disbursement or other payment and the Facility Agent may (but shall not be required to) make available to the Shipowner on such date a corresponding amount in reliance upon such assumption. Additionally, the Facility Agent may (but shall not be obligated to) assume on the date of any payment required to be made by the Shipowner hereunder that the Shipowner has made available to the Facility Agent such payment and the Facility Agent may (but shall not be required to) make available to the Lenders on such date a corresponding amount in reliance upon such assumption. If and to the extent that either (i) the Lender shall not in fact have made such Disbursement or other payment available to the Facility Agent and the Facility Agent has made available a corresponding amount to the Shipowner in reliance on the above-described assumptions or (ii) the Shipowner has not in fact made such payment and the Facility Agent has made available a corresponding amount to the Lender in reliance on the above-described assumptions, then, in either such case, such Lender agrees to repay to the Facility Agent forthwith on demand such corresponding amount together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to receipt thereof.

         7.02 Application of Payments. In the absence of an Indenture Default, the Lenders shall each apply payments received by them under this Agreement and the Floating Rate Note (whether at Stated Maturity, by reason of acceleration, prepayment or otherwise), in the following order of priority: (i) interest due pursuant to Section 4.02(a); (ii) installments of principal due; (iii) interest due pursuant to Section 4.02(b) other than the amount described in clause (i) above; (iv) all amounts due under the Fee Letter; and (v) all other amounts due under this Agreement and not otherwise provided for in this Section 7.02. Upon the occurrence of an Indenture Default, the Lenders shall each hold any payments they receive after an Indenture Default from, or on behalf of, the Shipowner under this Agreement, the Fee Letter and any related agreement (excluding the Floating Rate Note) and shall promptly deliver such payments to the Secretary if the Secretary has been required to honor a Guarantee as a result of said Indenture Default. All such amounts received during an Indenture Default and delivered to the Secretary in accordance with the preceding sentence shall be applied first to pay, satisfy and discharge all amounts owed by the Shipowner to the Secretary under the Secretary's Note and the Mortgage and then to pay, satisfy and discharge any and all amounts owed to the Lenders or the Agents.

SECTION 8. REPRESENTATIONS AND WARRANTIES BY THE SHIPOWNER

         8.01 Representations and Warranties of the Shipowner. The Shipowner represents and warrants to the Agents and the Lenders that, as of the Closing
Date:

         (a) Existence and Authority. The Shipowner is duly organized, validly existing under the laws of the State of Texas, is in good standing under the laws of the State of Texas, has been duly qualified to do business in, and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires it to be so qualified, and has full power, authority and legal right to own its properties and conduct its business as it is presently conducted.

         The Shipowner has full power, authority and legal right (i) to execute and deliver this Agreement, the Floating Rate Note and the Indenture, (ii) to perform and observe the terms and provisions of each of said documents to be performed or observed by it, (iii) to consummate the transactions contemplated thereby and (iv) to own its properties (including, without limitation, the Vessel owned or to be owned by it) and conduct its business as presently conducted.

         (b) Government and Other Authorizations. All consents, licenses, authorizations and approvals of, and exemptions by, any Governmental Authority and any governmental authorities within the United States or elsewhere, having jurisdiction over the Shipowner, and any other Persons that are required: (i) for the execution, delivery, performance and observance by the Shipowner of this Agreement, the Floating Rate Note, and the Indenture; and (ii) for the validity, binding effect and enforceability of this Agreement, the Floating Rate Note, and the Indenture have been obtained and are in full force and effect; except that no representation or warranty is made with respect to state security or Blue Sky laws in connection with the issuance or distribution of the Floating Rate Note.

         (c) Restrictions. The execution, delivery and performance or observance by the Shipowner of the terms of, and consummation by the Shipowner of the transactions contemplated by, this Agreement, the Floating Rate Note, and the Indenture do not and will not conflict with or result in a breach or violation of: (i) the charter, by-laws or other organizational documents of the Shipowner;
(ii) any federal or state law of the United States or any other constitutional provision or regulation of any Governmental Authority having jurisdiction over the Shipowner (including, without limitation, any restriction on interest that may be paid by the Shipowner); or (iii) any order, writ, injunction, judgment or decree of any court or other tribunal having jurisdiction over the Shipowner. Further, the execution, delivery and performance or observance by the Shipowner of the terms of, and consummation by the Shipowner of the transactions contemplated by, this Agreement, the Floating Rate Note, and the Indenture does not and will not conflict with or result in a breach of any agreement or instrument to which the Shipowner is a party, or by which it or any of its revenues, properties or assets may be subject, or (except as contemplated by the Shipowner's Documents) result in the creation or imposition of any Lien upon any of the revenues, properties or assets of the Shipowner pursuant to any such agreement or instrument. "Lien" shall mean any lien, lease, mortgage, pledge, hypothecation, preferential arrangement relating to payments, or other encumbrance or security interest.

         (d) Binding Effect. This Agreement, the Floating Rate Note, and the Indenture, which have been executed on or before the date hereof, have been duly executed and delivered by the Shipowner. Each of the Agreement, the Floating Rate Note, and the Indenture constitutes, and each of the Agreement, the Floating Rate Note, and the Indenture as it may hereafter be amended will constitute, an obligation of the Shipowner which is legal, valid and binding upon the Shipowner and enforceable against the Shipowner in accordance with its respective terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application relating to or affecting the enforcement of creditors rights are from time to time in effect. All obligations evidenced by the Floating Rate Note will be entitled to the benefits of the Guarantees and the Authorization Agreement.

         (e) Choice of Law. The Shipowner hereby releases any right it has, or may have, to revoke or challenge the choice of law and forum selection provisions set forth in this Agreement.

         (f) Legal Proceedings. No legal proceedings are pending or, to the best of the Shipowner's knowledge, threatened before any court or governmental agency which might: (i) materially and adversely affect the Shipowner's financial condition, business or operations; (ii) restrain or enjoin or have the effect of restraining or enjoining the performance or observance of the terms and conditions of any of this Agreement, the Indenture or the Floating Rate Note; or
(iii) in any other manner question the validity, binding effect or enforceability of any of the provisions of this Agreement, the Indenture or the Floating Rate Note.

         (g) Use of the Vessel. The Vessel will be used for lawful purposes.

         (h) Shipowner Financial Statements. The Shipowner Financial Statements present fairly the financial condition of the Shipowner at the date of such statements. The Shipowner Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied. Except as fully reflected in the Shipowner Financial Statements, there are no liabilities or obligations with respect to the Shipowner of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which the Shipowner Financial Statements relate that, either individually or in the aggregate, would be material to the Shipowner. Since the date of the most recent Shipowner

Financial Statements, there has been no material adverse change in the financial condition, business prospects or operations of the Shipowner. "Shipowner Financial Statements" shall mean the financial statements of the Shipowner furnished to the Facility Agent prior to the date of this Agreement.

         (i) No Taxes. There is no Tax imposed on or in connection with: (i) the execution, delivery or performance of this Agreement, the Indenture or the Floating Rate Note; (ii) the enforcement of this Agreement, the Indenture or the Floating Rate Note; or (iii) on any payment to be made to any Lender under this Agreement or the Floating Rate Note.

         (j) Laws. None of the Indenture, the Floating Rate Note, the transactions contemplated thereunder nor any Person party to the Indenture or the Floating Rate Note is required to qualify under the Trust Indenture Act or register or qualify under any federal securities law. Neither this Agreement, nor the transactions contemplated hereunder, to the extent the same relate to the Shipowner's obligation and duties hereunder, is required to qualify under the Trust Indenture Act or register or qualify under any federal securities law.

         (k) Defaults. No Event of Default has occurred and is continuing and no event or circumstance has occurred and is continuing which with the passage of time, the giving of notice or both would constitute an Event of Default.

         8.02 Agreements of the Shipowner. The Shipowner agrees that until all amounts owing under this Agreement and the Floating Rate Note have been paid in full, the Shipowner will, unless the Agents and the Lenders shall have consented in writing:

          (a) Notice of Defaults. Promptly, but in no event later than ten (10) days after the occurrence of an Indenture Default or an Event of Default of which the Shipowner has knowledge, notify the Facility Agent and the Indenture Trustee of any report required by the Shipowner Documents (or any other document entered into by the Shipowner in connection therewith), and send a copy thereof to the Facility Agent, in each case by facsimile or hand delivery.

          (b) Financial Reports. Beginning with the fiscal year in which this Agreement is executed and continuing until all amounts owing under this Agreement and the Floating Rate Note have been paid in full, the Shipowner shall furnish to the Facility Agent (and the Facility Agent, upon receipt thereof, shall furnish to each Lender and the Administrative Agent) a copy of all financial reports furnished to the Secretary pursuant to the Title XI Reserve Fund and Financial Agreement.

          (c) Other Acts. From time to time, do and perform any and all acts and execute any and all documents as may be necessary or as reasonably requested by the Facility Agent or the Indenture Trustee in order to effect the purposes of this Agreement and to protect the interests of the

     Lenders in the Floating Rate Note and the interests of the Lenders in the Guarantees.

          (d) Use of Proceeds. Use proceeds from each Disbursement solely to finance: (i) the manufacture, construction, fabrication, financing and purchase of the Vessel; (ii) Construction Period Interest; and (iii) the Guarantee Fees. Use the proceeds from the issuance of any Fixed Rate Bonds to repay amounts owed under the Floating Rate Note or to finance: (i) the manufacture, construction, fabrication, financing and purchase of the Vessel; (ii) Construction Period Interest; and (iii) the Guarantee Fees.

          (e) Successors. Require that any successor to all or substantially all of its business as a result of any merger or consolidation with any other entity, dissolution or termination of legal existence, sale, lease, transfer or other disposal of any substantial part of its properties or any of its properties essential to the conduct of its business or operations, as now or hereafter conducted, any change in control, any agreement to do any of, or any combination of, the foregoing, to assume all of the Shipowner's indebtedness, liabilities and obligations under this Agreement, the Indenture and the Floating Rate Note.

         SECTION 9. CANCELLATION, SUSPENSION AND EVENTS OF DEFAULT

         9.01 Cancellation. The Shipowner may cancel at any time all or any part of the Available Amount of the Credit Facility, provided that (i) thirty (30) days' prior irrevocable written notice is given to the Agents, the Indenture Trustee, and the Secretary and (ii) the Shipowner shall have paid to the Lenders any commitment fees accrued and unpaid under Section 6.01 and all other amounts due and payable under this Agreement and the Floating Rate Note as of the proposed date of cancellation. In the absence of an Indenture Default, the Lenders may not for any reason cancel at any time any part of the Available Amount of the Credit Facility, and in the event of an Indenture Default, the Lenders shall be governed by the provisions of Section 9.02 hereof with respect to the Available Amount.

         9.02 Events of Default. Upon the occurrence of any of the following events or conditions (each, an "Event of Default"):

          (a) any failure by the Shipowner to pay when and as due any amount owing under this Agreement, but which is not guaranteed by the Secretary; or

          (b) any failure by the Shipowner to comply with its obligations under
     Section 8.02(a) or 8.02(d); or any failure by the Shipowner to perform or comply with any of its agreements set forth in this Agreement (exclusive of any events specified as an Event of Default in any other subsection of this
     Section 9.02 , which failure, if capable of being cured, remains uncured for a period of thirty (30) days after written notice thereof has been given to the Shipowner by the Facility Agent; or

          (c) the Shipowner shall be unable to pay its debts when and as they fall due or shall admit in writing its inability to pay its debts as they fall due or shall become insolvent; or the Shipowner shall apply for or consent to the appointment of any liquidator, receiver, trustee or administrator for all or a substantial part of its business, properties, assets or revenues; or a liquidator, receiver, trustee or administrator shall be appointed for the Shipowner and such appointment shall continue undismissed, undischarged or unstayed for a period of thirty (30) days, or the Shipowner shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding; or a bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding shall be instituted against the Shipowner and shall remain undismissed, undischarged or unstayed for a period of thirty (30) days; or

          (d) an Indenture Default has occurred;

     then, and in any such event, and at any time thereafter, if such event is continuing, and if there is no Indenture Default (or if there is an Indenture Default, only after the Secretary has received all payments due under the Secretary's Note and the Mortgage), any Agent or any Lender (by written notice to the Shipowner), shall have the right to institute any judicial or other proceedings under this Agreement to recover all amounts owing under this Agreement. The Lenders agree that so long as an Indenture Default exists, all amounts received during such period from, or on behalf of, the Shipowner shall be applied in the manner set forth in Section 7.02. Notwithstanding an Event of Default, the Lenders may not terminate the Available Amount of the Credit Facility without the Secretary's consent; provided, however, that the Shipowner's use of the Available Amount of the Credit Facility shall remain subject to the requirements of Sections 2.02, 3.01, and 5.02. Except as expressly provided above in this Section 9.02, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding any other provision of this Agreement, if
     Section 9.02(c) is applicable, the Lender may file appropriate claims in connection therewith, but shall apply any funds collected as a consequence of said filings in accordance with the provisions of Section 7.02 of this Agreement.

          SECTION 10. GOVERNING LAW AND JURISDICTION

         10.01 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.02 Submission to Jurisdiction. Each of the Shipowner and the Lenders hereby irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated hereby, may be instituted by the other parties hereto in the

Courts of the State of New York or the Federal Courts sitting in the Borough of Manhattan, City of New York, State of New York. Each of the Shipowner and the Lenders hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or any objection based on forum non conveniens, or based on the grounds of jurisdiction with respect to any such legal suit, action or proceeding and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Shipowner and the Lenders agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it and may be enforced in any other jurisdiction by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each of the Shipowner and the Lenders waives personal service of any summons, complaint, or other process, which service may be made by such or any other means permitted by New York law.

         10.03 Waiver of Security Requirements. To the extent the Shipowner may, in any action or proceeding arising out of or relating to this Agreement be entitled under applicable law to require or claim that the Agents or the Lenders post security for costs or take similar action, the Shipowner hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

         10.04 No Limitation. Nothing in this Section 10 shall affect the right of the Agents or any Lender to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the Shipowner in any jurisdiction; provided, however, that except as provided in Section 9.02, in the event of an Indenture Default, the Agents and the Lenders may not proceed against the Shipowner without the Secretary's consent unless the Secretary has received full payment under the Secretary's Note.

         SECTION 11. MISCELLANEOUS

         11.01 Computations. Except for interest rates determined by the Indenture Trustee as provided in the Indenture, each determination of an interest rate by the Administrative Agent or the Facility Agent, or any other Person pursuant to any provision of this Agreement, the Fee Letter or the Floating Rate Note, in the absence of error, shall be conclusive and binding on the Shipowner. Each determination of a fee or other amounts (excluding interest rates) by the Facility Agent, any Lender, or any other Person pursuant to any provision of this Agreement, the Fee Letter or the Floating Rate Note, in the absence of manifest error, shall be conclusive and binding on the Shipowner. All computations of interest and fees hereunder and under the Floating Rate Note shall be made on the basis of a year of three hundred sixty (360) days and actual days elapsed. The Secretary and Indenture Trustee may request supporting documentation for the information provided by the Facility Agent or the Administrative Agent to the Indenture Trustee.

         11.02 Notices. Except as otherwise specified, all notices given hereunder shall be in writing, and shall be given by mail, facsimile, telex, air or other courier service, or personal delivery and shall be deemed to be given for the purposes of this Agreement on the day that such notice is received by the intended recipient thereof. Unless otherwise specified in a notice delivered in accordance with this Section 11.02, all notices shall be delivered to the parties hereto and to the Indenture Trustee and the Secretary at their respective addresses indicated below:

         To the Facility Agent and the Lenders:

         Address:   Citibank International plc, as Facility Agent
                    P.O. Box 242
                    336 Strand
                    London, England WC2R  1HB
         Attention: Loans Agency
         Telephone: 011 44 20 7500 4274/4242
         Facsimile: 011 44 20 7500 4482/4484

         With a copy to:

                    Citibank, N.A., as the Alternate Lender
                    399 Park Avenue
                    New York, New York 10043
         Attention: Structured Trade Finance
         Facsimile  (212) 793-2330
         Telephone: (212) 559-6787

         With a copy to the Administrative Agent


         To the Administrative Agent

         Address:   Citicorp North America, Inc.
                    399 Park Avenue
                    New York, New York 10043
         Attention: Structured Trade Finance
         Facsimile  (212) 793-2330
         Telephone: (212) 559-6787


         To the Shipowner


         Address:   CAL DIVE I - TITLE XI, INC.
                    Suite 400
                    400 North Sam Houston Parkway East
                    Houston, Texas 77060
         Attention: Andrew C. Becher, Esq.
                    Senior Vice President, General Counsel & Secretary
         Telephone: (281) 618-0416
         Facsimile: (281) 618-0505

         To the Secretary

         Address:   SECRETARY OF TRANSPORTATION
                    c/o Maritime Administrator
                    400 Seventh Street, S.W.
                    Washington, D.C.  20590
         Attention: Office of Ship Finance
         Telephone: (202) 366-5744
         Facsimile: (202) 366-7901

         To the Indenture Trustee

         Address:   Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, DE  19890
         Attention: Corporate Trust Administration
         Telephone: (302) 651-1100
         Facsimile: (302) 651-8882


         11.03 Disposition of Indebtedness. Once the Shipowner has completely drawn down on the Credit Facility and the Available Amount is zero, each Lender may sell, assign, transfer, negotiate, or otherwise dispose of all or any part of its interest in all or any part of the Shipowner's indebtedness under this Agreement and the Floating Rate Note to any party (collectively, a "Disposition of Indebtedness"), and any such party shall enjoy all the rights and privileges of such Lender under this Agreement and the Floating Rate Note; provided, however, that each Disposition of Indebtedness to any Person other than another Lender or a domestic Affiliate of a Lender shall require the prior written consent of the Shipowner (which consent shall not be unreasonably withheld or delayed); provided, further, however, that each Lender may pledge or grant participation in all or any part of its interest in all or any part of the Shipowner's indebtedness under this Agreement and the Floating Rate Note to any party at any time so long as such Lender's commitment to lend the Available Amount under this Agreement is not affected thereby. The Shipowner shall, at the request of the Facility Agent, execute and deliver to the Facility Agent or to any party that the Facility Agent may designate, any such further instruments as may be necessary or desirable to give full force and effect to a Disposition of Indebtedness by the applicable Lender.

         11.04 Disclaimer. Neither the Agents nor the Lenders shall be responsible in any way for the performance of the Construction Contract or any other Shipowner Document, and no claim against the Shipbuilder or any other Person with respect to the performance of the Construction Contract will affect the obligations of the Shipowner under this Agreement or the Floating Rate Note.

         11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege under this Agreement, the Floating Rate Note or the Indenture and no course of dealing between or among the Shipowner and any Agent or any Lender shall operate as a waiver of the rights of the Shipowner and such Lenders against each other under this Agreement; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Floating Rate Note or the Indenture preclude the Shipowner, the Agents, or the Lenders from exercising against each other any other right, power or privilege hereunder. The rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies that the Agents or the Lenders would otherwise have. No notice to or demand on the Shipowner in any case shall entitle the Shipowner to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender under this Agreement to any other or further action in any circumstances without notice or demand. Notwithstanding any other provision to the contrary herein, no provision in this Agreement or any other related agreement preserves any rights in favor of the parties against the Secretary in the event that either party fails or delays to exercise any rights, powers, or privileges under this Agreement, the Floating Rate Note or the Indenture or engages in any particular course of dealing.

         11.06 Currency. All payments of principal, interest, fees or other amounts due hereunder and under the Floating Rate Note shall be made in Dollars, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations.

         11.07 Severability. To the extent permitted by applicable law, the illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

         11.08 Amendment or Waiver. This Agreement may not be changed, discharged or terminated without the written consent of the parties hereto, and no provision hereof may be waived without the written consent of the party to be bound thereby. There may be no change, discharge, termination or claim of waiver of the terms of this Agreement without the prior written consent of the Secretary, who is entitled to enforce his rights under this Agreement as an intended third party beneficiary to this Agreement. The parties hereto acknowledge, however, that nothing in this Agreement creates in either the Shipowner or the Lenders any right whatsoever against the Secretary.

         11.09 Indemnification. Without limiting any other rights that any Agent or any Lender may have hereunder or under applicable law, the Shipowner hereby agrees to indemnify each of the Agents and the Lenders (each, an "Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by such Indemnified

Party arising out of or as a result of this Agreement or the Floating Rate Note excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. In the event of an Indenture Default, all amounts received by such Indemnified Party pursuant to such indemnification after an Indenture Default shall be held and paid in the manner required by Section 7.02.

         11.10 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Shipowner may not assign any of its rights or obligations hereunder without the prior written consent of the Lenders, and, to the extent set forth in paragraph 11.03 hereof, the Secretary.

         11.11 Waiver of Jury Trial. Each of the Shipowner and the Lenders waives its respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, any assignment or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any party against the other parties, whether with respect to contract claims, tort claims, or otherwise. Each of the Shipowner and the Lenders agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement, any assignment or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or any assignment.

         11.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         11.13 Shipowner Documents. Notwithstanding the provisions of this Agreement, in any conflict between this Agreement and the provisions of the Shipowner Documents, the Shipowner Documents shall govern the agreement between the parties hereto, but only with respect to the subject matter thereof. Notwithstanding the previous sentence, any provision in the Indenture (or any other agreement the Shipowner has entered into with any other Person) purporting to release the Shipowner of any indebtedness, liability or obligation shall not apply to any indebtedness, liability or obligation of the Shipowner hereunder and no termination of the Indenture (or any other agreement the Shipowner has entered into with any other Person) shall affect the continued effectiveness of this Agreement, which shall continue in full force and effect until the Credit Facility has been terminated and all indebtedness, liabilities and obligations of the Shipowner have been fully discharged and satisfied, the Floating Rate Note have been paid, satisfied and discharged in full, and there has elapsed a year and a day from the last payment received from, or on behalf, of the Shipowner. However, this Section 11.13 shall have no affect on the relationships established and the agreements entered into by the parties to the Shipowner Documents (and such other agreements the Shipowner has entered into with any other Person), in each case to which the Lenders are not parties in their capacities as the Lenders hereunder.

         11.14 Entire Agreement. This Agreement, the Fee Letter and the Floating Rate Note contain the entire agreement among the parties hereto regarding the Credit Facility.

         11.15 No Proceedings. Each of the Shipowner, the Alternate Lender and the Agents hereby agrees that it will not institute against, or join any other Person in instituting against, the Primary Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, so long as any Commercial Paper issued by the Primary Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper shall have been outstanding.

SECTION 12. ARRANGEMENTS AMONG THE AGENTS AND THE LENDERS

         12.01 Appointment. Each Lender hereby appoints the Facility Agent to act as its agent in connection herewith and in connection with the Floating Rate Note and the Indenture and authorizes the Facility Agent to exercise such rights, powers and discretions as are specifically delegated to the Facility Agent by the terms hereof and thereof, together with all such rights, powers and discretions as are reasonably incidental thereto. Without limiting the foregoing, all notices to be delivered to, and approvals to be given by, a Lender under the disbursement procedures described in Section 3.01 hereof shall be delivered to and given by the Facility Agent on behalf of such Lender.

         12.02 Rights of Facility Agent. The Lenders and the Facility Agent agree that the Facility Agent may:

         (i) assume that (a) any representation made by the Shipowner in connection herewith is true; (b) no event which is or may become an Event of Default has occurred; (c) the Shipowner is not in breach of or default under its obligations hereunder; (d) any right, power, authority or discretion vested herein upon the Lenders or any other person or group of persons has not been exercised; unless it has, in its capacity as Facility Agent, notice or actual knowledge to the contrary;

         (ii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

         (iii) rely as to any matters of fact that might reasonably be expected to be within the knowledge of the Shipowner upon a certificate signed by or on behalf of the Shipowner;

         (iv) rely upon any communication or document believed by it to be genuine;

         (v) refrain from exercising any right, power or discretion vested in it as facility agent hereunder unless and until instructed by a Lender as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

         (vi) refrain from acting in accordance with any instructions of any Lender to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions.

         12.03 Duties. The Facility Agent shall:

         (i) promptly inform each Lender of the contents of any notice or document received by it from the Shipowner hereunder;

         (ii) promptly notify each Lender of the occurrence of any Event of Default or any default by the Shipowner in the due performance of or compliance with its obligations under this Agreement of which the Facility Agent has notice from any other party hereto;

         (iii) save as otherwise provided herein, act as facility agent hereunder in accordance with any instructions given to it by any Lender, which instructions shall be binding on all of the Lenders; and

         (iv) if so instructed by any Lender, refrain from exercising any right, power or discretion vested in it as facility agent hereunder.

         12.04 Limitation on Obligations of Facility Agent. Notwithstanding anything to the contrary expressed or implied herein, the Lenders and the Facility Agent agree that the Facility Agent shall not:

         (i)      be bound to inquire as to:

                  (a) whether or not any representation made by the Shipowner in connection herewith is true;

                  (b) the occurrence or otherwise of any event which is or may become an Event of Default;

                  (c) the performance by the Shipowner of its obligations hereunder; or

                  (d) any breach of or default by the Shipowner or under its obligations hereunder;

         (ii) be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account;

         (iii) be bound to disclose to any other person any information relating to the Shipowner or any of its agencies if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

         (iv) be under any obligations other than those for which express provision is made herein.

         12.05 Indemnification by Lenders. The Alternate Lender shall, from time to time on demand by the Facility Agent, indemnify the Facility Agent, against any and all costs, claims, expenses (including legal fees) and liabilities (collectively, "Liabilities") together with any tax thereon which the Facility Agent may incur, otherwise than by reason of its own gross negligence or willful misconduct, in acting in its capacity as facility agent hereunder (including, without limitation, any Liabilities in anyway relating to or arising out of certifications made with respect to either (a) the due authorization, execution or delivery of a Floating Rate Note, or (b) laws and/or regulations of any Governmental Authority, in each case in connection with any request by the Facility Agent to the Indenture Trustee or the Secretary for the Secretary to endorse its guarantee on a Floating Rate Note or for the Indenture Trustee to authenticate a Floating Rate Note).

         12.06 Limitation on Responsibility. The Facility Agent accepts no responsibility to the Lenders for the accuracy and/or completeness of any information supplied by the Shipowner in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement, and the Facility Agent shall be under no liability to the Lenders as a result of taking or omitting to take any action in relation to this Agreement, save in the case of its own negligence or willful misconduct.

         12.07 No Claims on Employees of Facility Agent. Each Lender agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent any claim that it might have against it in respect of the matters referred to in Clause 12.06.

         12.08 Banking Business. The Lenders agree that the Facility Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Shipowner.

         12.09 Resignation or Termination of Facility Agent.

         (i) The Facility Agent may (after consultation with the Shipowner and the Lenders) resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty (30) days' prior written notice to that effect to each of the other parties hereto; provided, that no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Section 12;

         (ii) The Lenders and the Shipowner may jointly seek the termination of the appointment of the Facility Agent hereunder at any time by giving not less than thirty (30) days prior written notice to that effect to the Facility Agent; provided that no such termination shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this
Section 12; provided, further that any such notice of termination must be signed by all of the Lenders and the Shipowner; and

         (iii) For the avoidance of doubt, the parties hereto agree that the provisions of this Section 12.09 shall at no time apply to or restrict the ability of the Administrative Agent to resign its position of Administrative Agent.

         12.10 Successor to Facility Agent. If the Facility Agent gives notice of its resignation pursuant to Section 12.09(i) or receives notice of termination pursuant to Section 12.09(ii), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Facility Agent by the Lenders with the consent of the Secretary and Shipowner (which consent of the Shipowner shall not be unreasonably withheld or delayed) during the period of such notice but, if no such successor is so appointed, the Facility Agent may appoint such a successor itself with the consent of the Secretary and Shipowner (which consent of the Shipowner shall not be unreasonably withheld or delayed).

         12.11 Discharge of Obligations. If a successor to the Facility Agent is appointed under the provisions of Section 12.10, then (i) the retiring Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefits of the provisions of this Section 12 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

         12.12 Responsibilities of Lenders. It is understood and agreed by each Lender that it is, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Shipowner, the Secretary and the United States of America and, accordingly, each Lender warrants to the Facility Agent that it has not relied and will not hereafter rely on the Facility Agent:

         (i) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Shipowner in connection with this Agreement or the transaction herein contemplated (whether or not such information has been or is hereafter circulated to such Lender by the Facility Agent); or

         (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Shipowner.

         12.13 Agency Division. In acting as Facility Agent for the Lenders, the Facility Agent's agency division shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Section 12, in the event that the Facility Agent should act for the Shipowner in any capacity in relation to any other matter, any information given by the Shipowner to the Facility Agent in such other capacity may be treated as confidential by the Facility Agent.

         12.14 Administrative Agent. Each party hereto (other than the Administrative Agent) acknowledges that the Administrative Agent is a party hereto only in its capacity as administrative agent of the Primary Lender and the Primary Lender's commercial paper holders.

         12.15 Facility Agent Only Agent for the Lenders. The Facility Agent is not authorized to, nor shall it, act as the agent for the Secretary, the Indenture Trustee, the Shipowner or any of their successors in interest or assigns in any of the capacities provided for herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.





CAL DIVE I - TITLE XI, INC., as the         GOVCO INCORPORATED, as the Primary
Shipowner                                   Lender, by Citicorp North America,
                                            Inc., its attorney-in-fact.


By:                                         By:
   ---------------------------------           --------------------------------
     (Signature)                                  (Signature)

Name:                                       Name: P.A. Botticelli
     -------------------------------             ------------------------------
     (Print)                                      (Print)

Title:                                      Title: Vice President
      ------------------------------              -----------------------------
                                                  (Print)


CITIBANK INTERNATIONAL plc,                 CITIBANK, N.A., as the Alternate
as Facility Agent                           Lender


By:                                         By:
   ---------------------------------           --------------------------------
      (Signature)                                 (Signature)

Name:  P. A. Botticelli                     Name:   Ae Kyong Chung
     -------------------------------             ------------------------------
      (Print)                                     (Print)

Title: Vice President                       Title:  Vice President
      ------------------------------              -----------------------------
      (Print)                                     (Print)


CITICORP NORTH AMERICA, INC., as the Administrative Agent


By:
   ---------------------------------
       (Signature)

Name:  P. A. Botticelli
     -------------------------------
       (Print)

Title: Vice President
     -------------------------------
       (Print)

                                     ANNEX A

                      CERTIFICATE AUTHORIZING DISBURSEMENT

                                                        Date
                                                            -------------------

CITIBANK INTERNATIONAL plc, as Facility Agent
                  Attention:  Gillian Barnfather
GOVCO INCORPORATED, as Primary Lender
CITIBANK, N.A., as Alternate Lender
New York, New York

Subject:                   Credit Agreement dated August __, 2000
                           CAL DIVE I - TITLE XI, INC.
                           Certificate Authorizing Disbursement No. ____

Ladies and Gentlemen:

                  In accordance with the terms and conditions of the Security Agreement between CAL DIVE I - TITLE XI, INC., a Texas corporation (the "Shipowner" or "Borrower") and the Secretary and with respect to the Shipowner's Request for Disbursement pursuant to the Credit Agreement ("Agreement"), dated as of August __ 2000, by and among, the Shipowner, GOVCO INCORPORATED, a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender" and, together with the Primary Lender, the "Lenders"), CITIBANK INTERNATIONAL PLC, a bank organized and existing under the laws of England (the "Facility Agent"), and CITICORP NORTH AMERICA, INC., a Delaware corporation (the "Administrative Agent"), we hereby authorize the Primary Lender or the Alternate Lender, as determined in accordance with Section
2.01 of the Agreement, to make a Disbursement under the Credit Facility in the amount of U.S. $________ on or after ___________ , 200_, by paying to such Lender from the proceeds of the Disbursement the Construction Period Interest payable to such Lender in the amount of U.S. $___________________, and then paying the balance of the proceeds of the Disbursement to the account of [identify the Shipowner's, Shipyard's or Vendor's account as it is carried on the books of the payee bank] at [complete name and address of the payee bank].

                  The defined terms in this Certificate shall have the respective meanings specified in the Credit Agreement.

(Seal)                                      UNITED STATES OF AMERICA
                                            SECRETARY OF TRANSPORTATION

ATTEST:                                     By: Maritime Administration


                                            By:
--------------------------                     --------------------------------
Assistant Secretary                            Secretary
Maritime Administration                        Maritime Administration

                                     ANNEX B


                                 August __, 2000


To:  Citicorp North America, Inc.
      as Agent under the Credit Agreement referred to below

     Re: Cal Dive I - Title XI, Inc.

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement (the "Credit Agreement") dated as of even date herewith by and among Cal Dive I - Title XI, Inc. (the "Shipowner"), GOVCO Incorporated (the "Primary Lender"), Citibank, N.A. (the "Alternate Lender"), Citibank International plc (the "Facility Agent") and Citicorp North America, Inc., in its capacity as Agent (the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         The Credit Agreement provides, among other things, for the making of certain Disbursements by the Primary Lender to be evidenced by a Floating Rate Note which has been or will be guaranteed by the United States of America pursuant to Title XI of the Merchant Marine Act, 1936, as amended. A condition to such Disbursements is the undersigned's execution of this letter agreement. In consideration of the foregoing, the undersigned hereby agrees that it will not institute against, or join any other person in instituting against, the Primary Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law as a result of any claim it may have against the Primary Lender arising under or in connection with the transactions contemplated by the Credit Agreement, so long as any commercial paper issued by the Primary Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding. IT IS EXPRESSLY UNDERSTOOD THAT THIS LETTER DOES NOT BIND ANY AGENCY OF THE UNITED STATES OF AMERICA OTHER THAN THE DEPARTMENT OF TRANSPORTATION, ACTING THROUGH THE MARITIME ADMINISTRATION, AND THAT THIS LETTER DOES NOT BIND THE UNDERSIGNED WITH RESPECT TO ANY CLAIMS IT MAY HAVE AGAINST THE PRIMARY LENDER AS A RESULT OF ANY OTHER TRANSACTION WE HAVE ENTERED INTO WITH THE PRIMARY LENDER WHICH IS UNRELATED TO THE CREDIT AGREEMENT EXCEPT TO THE EXTENT THAT WE HAVE ENTERED INTO A SIMILAR AGREEMENT WITH RESPECT TO SUCH OTHER TRANSACTION.


         This letter agreement has been executed and delivered by the undersigned in connection with the issuance of the Floating Rate Note for the benefit of the Primary Lender and the Agent on behalf of the Primary Lender and no other Person shall be entitled to any rights hereunder.

                                        UNITED STATES OF AMERICA
                                        SECRETARY OF TRANSPORTATION

(SEAL OF THE DEPARTMENT
OF TRANSPORTATION)
                                        By:
                                           ------------------------------------
                                                 Maritime Administrator

EXHIBIT 1 TO
CREDIT AGREEMENT

Schedule of Definitions to Credit Agreement
Dated as of August __, 2000


         "Accelerated Repayment" shall have the meaning set forth in Section 4.02(b) of the Credit Agreement.

         "Act" means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.

         "Administrative Agent" means CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns), and its permitted successors and assigns.

         "Affiliate" or "Affiliated" means any Person directly or indirectly controlling, controlled by, or under common control with, another Person.

         "Agent" means each of the Administrative Agent and the Facility Agent, individually, and "Agents" means the Administrative Agent and the Facility Agent, collectively.

         "Alternate Lender" shall have the meaning set forth in the preamble to the Credit Agreement.

         "Amortization Schedule" means the schedule set forth as Attachment 1 to the Indenture, as the same may be revised as provided in the Special Provisions of the Indenture.

         "Applicable Interest Rate" shall mean

                  (i) with respect to any Disbursement or portion thereof that is funded by the Primary Lender through its issuance of commercial paper notes and so long as the Primary Lender is the holder of the indebtedness related to such funded portion, a rate (the "CP Rate") equal to the sum of (A) the Primary Lender's weighted average cost (defined below) related to the issuance of commercial paper notes and other short-term borrowings or the sale of participation interests (collectively, "Commercial Paper"), which in each case have been allocated by the

Primary Lender to the Credit Facility, which rate includes related issuance costs incurred by the Primary Lender, plus (B) two-tenths of one percent (.20%) as calculated by the Administrative Agent for each Interest Period and specified in a notice sent by the Administrative Agent to the Facility Agent and by the Facility Agent to the Shipowner and the Indenture Trustee at least five (5) Business Days prior to each Interest Payment Date on which the interest so calculated is payable (For purposes of the foregoing, the Primary Lender's "weighted average cost" of Commercial Paper shall consist of (i) the actual interest rate or discount paid to purchasers of Commercial Paper, (ii) the costs associated with the issuance of the Commercial Paper and (iii) other borrowings the Primary Lender may incur, including the amount to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market); and

         (ii) with respect to any Disbursement or portion thereof funded by the Alternate Lender or to the extent that a Disbursement held by the Primary Lender is assigned to the Alternate Lender or to any other assignee, then, from and after the applicable Disbursement Date or the effective date of such assignment, as the case may be, a rate per annum equal to LIBOR plus fifteen one hundredths of one percent (0.15%) per annum; provided, however, that, if the Alternate Lender shall have determined, prior to the commencement of any Interest Period that: (A) Dollar deposits of sufficient amount and maturity for funding a Disbursement are not available to such Lender in the London interbank market in the ordinary course of business; or (B) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to a Disbursement; or (C) the relevant rate of interest referred to in the definition of LIBOR which is to be used to determine the rate of interest for a Disbursement does not cover the funding cost to the Lender of making or maintaining the Disbursement, then the Lender shall so notify the Indenture Trustee, who shall give notice to the Shipowner of such condition and interest shall, effective as of the date of such notice and so long as such condition shall exist, accrue during each applicable Interest Period at the Base Rate; provided, further, however that if, in the Lender's reasonable judgment, it becomes unlawful at any time for such Lender to make or maintain Disbursements based upon LIBOR, the Lender shall so notify the Indenture Trustee, who shall give notice to the Shipowner of such determination and, effective as of the date of such notice and so long as such condition shall exist, interest shall thereafter accrue during each applicable Interest Period at the Base Rate.

         "Authorization Agreement" means the Authorization Agreement, Contract No. MA-13598, dated the Closing Date, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States of America to be endorsed on the Floating Rate Note, as the same is originally executed, or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Available Amount" shall have the meaning set forth in Section 2.01 of the Credit Agreement.

         "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; or

                  (b) one-half of one percent (0.50%) per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest one-fourth of one percent (0.25%) or, if there is no nearest one-fourth of one percent, to the next higher one-fourth of one percent.

         "Business Day" shall mean any day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks in London, Texas and New York City are open for domestic and foreign exchange business.

         "Certificate Authorizing Disbursement" shall mean, with respect to a Disbursement, the United States Certificate Authorizing Disbursement substantially in the form set forth in Annex A to the Credit Agreement.

         "Closing Date" means August __, 2000.

         "Commercial Paper" shall have the meaning set forth in clause (a)(i)of the definition of Applicable Interest Rate herein.

         "Construction Contract" means that certain Contract for Semi-Submersible, Multi-Service Vessel (Amfels Hull No. P182), effective July 16, 1999, by and between Cal Dive International, Inc. and the Shipyard, as the same may be amended, modified or supplemented and assigned to the Shipowner in accordance with the applicable provisions thereof.

         "Construction Period" shall mean the period from the date hereof to the Delivery Date.

         "Construction Period Interest" shall mean all interest that accrues on the Outstanding Principal during the Construction Period.

         "CP Rate" shall have the meaning set forth in clause (a)(i) of the definition of Applicable Interest Rate herein.

         "Credit Agreement" or "Agreement" shall mean the Credit Agreement, dated as of the Closing Date, among the Shipowner, the Lenders, and the Agents, including any Exhibit, Annex, or other attachment thereto, as the same may be amended, modified or supplemented in accordance with the applicable provisions thereof.

         "Credit Facility" shall have the meaning set forth in Whereas Clause
(A) of the Credit Agreement.

         "Credit Facility Amount" shall have the meaning set forth in Section
2.01 of the Credit Agreement.

         "Delivery Date" means the date on which the Vessel is delivered to and accepted by the Shipowner.

         "Depository Agreement" means the Depository Agreement, Contract No. MA-13602, dated as of the Closing Date, between the Shipowner, UNITED STATES TRUST COMPANY, as Depository, and the Secretary, as the same is originally executed, or amended, modified or supplemented in accordance with the applicable provisions thereof.

         "Disbursements" shall have the meaning set forth in Section 2.03 of the Credit Agreement.

         "Disbursement Date" shall mean, in relation to any Disbursement, the Business Day on which the Lender shall make such Disbursement.

         "Disposition of Indebtedness" shall have the meaning set forth in
Section 11.03 of the Credit Agreement.

         "Dollars", "U.S. Dollars", "U.S.D.", "U.S. $" or "$" shall mean the lawful currency of the United States of America.

         "Eurodollar Reserve Percentage" shall mean with respect to any Interest Period or Post Maturity Period the reserve percentage applicable to Citibank, N.A. during such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which such reserve shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or marginal reserve requirement) for Citibank, N.A. in respect of liabilities or assets consisting of or including Eurocurrency Liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Event of Default" shall have the meaning set forth in Section 9.02 of the Credit Agreement.

         "Facility Agent" means CITIBANK INTERNATIONAL plc, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternate Lender (and their respective successors and assigns), and its permitted successors and assigns.

         "Fee Letter" shall have the meaning set forth in Section 6.01 of the Credit Agreement.

         "Final Disbursement Date" shall have the meaning set forth in Section
2.02 of the Credit Agreement.

         "Fixed Rate Bond" shall mean an Obligation in the form of a Serial Bond substantially in the form of Exhibit 3 to the Indenture, and an Obligation in the form of a Sinking Fund Bond substantially in the form of Exhibit 4 to the Indenture, each as appropriately completed.

         "Floating Rate Note" shall mean the Note substantially identical to the form of Exhibit 2 to the Indenture, appropriately completed.

         "Governmental Authority" shall mean the government of any country, any agency, department or other administrative authority or instrumentality thereof, and any local or other governmental authority within any such country.

         "Guarantee" or "Guarantees" means the guarantee of an Obligation by the United States of America pursuant to Title XI of the Act, as provided in the Authorization Agreement.

         "Guarantee Commitment" means the Commitment to Guarantee Obligations, Contract No. MA-13597, dated as of the Closing Date, executed by the Secretary and accepted by the Shipowner with respect to the Guarantees, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Guarantee Fees" shall mean the amounts described in the Guarantee Commitment payable in consideration for the commitment therein described and payable as provided in such Guarantee Commitment.

         "Holder" means each holder of an Obligation.

         "Indemnified Amounts" shall have the meaning set forth in Section 11.09 of the Credit Agreement.

         "Indemnified Party" shall have the meaning set forth in Section 11.09 of the Credit Agreement.

         "Indenture" means the Trust Indenture dated as of the Closing Date, between the Shipowner and the Indenture Trustee, as the same is originally executed, or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Indenture Default" has the meaning specified in Article VI of Exhibit 1 to the Indenture.

         "Indenture Trustee" means Wilmington Trust Company, a Delaware banking corporation, and any successor trustee permitted under the Indenture.

         "Interest Payment Date" means, with respect to the Floating Rate Note, the date when any installment of interest on such Note is due and payable, which are January 28 and July 28 of each year, beginning on January 28, 2001, and the date of any prepayment of the Floating Rate Note.

         "Interest Period" shall mean, with respect to any Disbursement, (i) the period commencing on the Disbursement Date and extending up to, but not including, the next Interest Payment Date; and (ii) thereafter the period commencing on each Interest Payment Date and extending up to, but not including, the next Interest Payment Date.

          "Lender" shall have the meaning set forth in the preamble to the Credit Agreement.

         "Lenders" means collectively the Primary Lender and the Alternate
Lender.

         "Liabilities" shall have the meaning set forth in Section 12.05 of the Credit Agreement.

         "LIBOR" means, in relation to any Interest Period, an interest rate per annum equal to (i) the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted by the principal London office of Citibank, N. A., at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of U.S. Dollar deposits for a period and in an amount comparable to such Interest Period and the principal amount upon which interest is to be paid during such Interest Period; divided by (ii) one hundred percent (100%) minus the Eurodollar Reserve Percentage, as specified by the Facility Agent in a written notice to the Shipowner, the Indenture Trustee and the Secretary given not later than one Business Day prior to such Interest Period (or, if such Interest Period commences as a result of an assignment from the Primary Lender to the Alternate Lender, given not later than the second Business Day of such Interest Period).

         "Lien" shall have the meaning set forth in Section 8.01(c) of the Credit Agreement.

         "Liquidation Period" shall have the meaning set forth in Section 4.03(a) of the Credit Agreement.

         "Maturity" when used with respect to any Obligation, means the date on which the principal of, or interest on, such Obligation becomes due and payable as therein provided, whether on a Payment Date, at the Stated Maturity or by prepayment, repayment, redemption or declaration of acceleration or otherwise.

         "Mortgage" means the first preferred ship mortgage on the Vessel, Contract No. MA-13600, between the Shipowner and the Secretary, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Note" shall mean the Floating Rate Note.

         "Obligation" or "Obligations" shall mean the Floating Rate Note and the Fixed Rate Bond(s) of the Shipowner bearing a Guarantee and authenticated and delivered pursuant to the Indenture and the Authorization Agreement.

         "Other Taxes" shall have the meaning set forth in Section 6.02(a) of the Credit Agreement.

         "Outstanding Principal" shall have the meaning set forth in Section
2.01 of the Credit Agreement.

         "Payment Date" shall mean January 28 and July 28 of each year, beginning on the earlier of the Payment Date next succeeding the Delivery Date of the Vessel or January 28, 2002.

         "Payment Default" has the meaning specified in Section 6.01(a) of
Exhibit 1 to the Indenture.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Post Maturity Interest Rate" shall have the meaning set forth in
Section 4.02(b) of the Credit Agreement.

         "Post Maturity Period" shall have the meaning set forth in Section 4.02(b) of the Credit Agreement.

         "Primary Lender" shall have the meaning set forth in the preamble to the Credit Agreement.

         "Quotation Date" shall have the meaning set forth in Section 4.02(b) of the Credit Agreement.

         "Redemption" means with respect to the redemption of the Floating Rate Note, the repayment or prepayment of the Floating Rate Note as applicable.

         "Redemption Date" means, with respect to the Floating Rate Note, a date fixed for the prepayment, repayment or redemption of such Note by or pursuant to
Section 4 of the Credit Agreement, Article Fourth of the Indenture, or Article III of Exhibit 1 to the Indenture.

         "Redemption Price" means, with respect to the Floating Rate Note, the price at which the Floating Rate Note is to be prepaid, repaid, or redeemed pursuant to Section 4 of the Credit Agreement, Article Fourth of the Indenture, or Article III of Exhibit 1 to the Indenture.

         "Secretary" means the Secretary of Transportation or any official or official body from time to time duly authorized to perform the duties and functions of the Secretary of Transportation under Title XI of the Act (including the Maritime Administrator, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator and other officials of the Maritime Administration).

         "Secretary's Note" means a promissory note or promissory notes issued and delivered by the Shipowner to the Secretary described in Article Third of the Special Provisions of the Security Agreement and shall also mean any promissory note issued in substitution for and replacement thereof pursuant to the Security Agreement.

         "Security Agreement" shall mean that certain security agreement, Contract No. MA-13599, dated as of the Closing Date, with respect to the Vessel, executed by the Shipowner and the Secretary relating to the security in respect to the Guarantees, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Shipowner" means CAL DIVE I - TITLE XI, INC., a Texas corporation, and for purposes of the Indenture and the Floating Rate Note, subject to the provisions of Sections 6.09, 8.01 and 8.02 of Exhibit 1 to the Indenture, shall also include its successors and assigns; provided, however, that for purposes of the Credit Agreement, the term Shipowner shall also include the Shipowner's permitted successors and assigns under the Credit Agreement.

         "Shipowner's Documents" means the Security Agreement, the Mortgage, the Title XI Reserve Fund and Financial Agreement, the Depository Agreement, and the Secretary's Note.

         "Shipowner Financial Statements" shall have the meaning set forth in
Section 8.01(h) of the Credit Agreement.

         "Shipyard" or "Shipbuilder" means AMFELS, INC., a Texas corporation.

         "Stated Maturity," when used with respect to the Floating Rate Note, means the date determinable as set forth in such Note as the final date on which the principal of such Note is due and payable, which shall include, without limitation, each of the Payment Dates.

         "Taxes" shall have the meaning set forth in Section 6.02(a) of the Credit Agreement.

         "Title XI Reserve Fund and Financial Agreement" means that certain Title XI Reserve Fund and Financial Agreement, Contract No. MA-13601, dated as of the Closing Date, executed by the Shipowner and the Secretary, as amended, modified or supplemented in accordance with the applicable provisions thereof.

         "Trigger Event" has the meaning set forth in Section 2.05 of the Credit Agreement.

         "United States" means the United States of America.

         "Unpaid Amount" shall have the meaning set forth in Section 4.02(b) of the Credit Agreement.

         "Vessel" means the Shipowner's ultra-deepwater, semi submersible, multi-service vessel denominated Q4000 and constructed by AMFELS, INC. in accordance with the Construction Contract, including all work and material heretofore or hereafter performed upon or installed in or placed on board such vessel, together with related appurtenances, additions, improvements, and replacements.

                                                                      DOCUMENT 2

                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT


         THIS AMENDMENT NO. 1, dated as of January 25, 2002 (this "Amendment No. 1"), to that certain Credit Agreement, dated as of August 16, 2000 (the "Credit Agreement"), is made by and among CAL DIVE I-TITLE XI, INC., a Texas corporation (the "Shipowner"), GOVCO INCORPORATED, a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender"), CITIBANK INTERNATIONAL PLC, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternate Lender (and their respective successors and assigns) with respect to the Floating Rate Note, and its permitted successors and assigns (in such capacity, the "Facility Agent"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns) (in such capacity, together with its permitted successors and assigns, the "Administrative Agent," and together with the Facility Agent, the "Agents").

         WHEREAS, pursuant to Title XI of the Merchant Marine Act, 1936, the Secretary, pursuant to the Guarantee Commitment, determined that the aggregate of the Actual Cost of the Q4000 vessel (the "Vessel") was $158,260,932 as of the August 16, 2000 Closing Date, and agreed to guarantee Obligations in an amount which will not exceed 87-1/2% of Actual Cost, as determined pursuant to the Security Agreement and as reflected in Table A thereto, as the same may be redetermined from time to time;

         WHEREAS, on July 31, 2001, the Shipowner and AMFELS, Inc. (the "Shipyard") entered into Amendment No. 2 to the Construction Contract (the "Amendment No. 2") for the Vessel, providing for additional work to be performed on the Vessel pursuant to change orders, and a revised Delivery Date for the Vessel, which Amendment No. 2 was approved by the Secretary;

         WHEREAS, pursuant to Amendment No.1 to Security Agreement, dated the date hereof, the Secretary has agreed to a redetermination of the Actual Cost relating to such additional work on the Vessel, for a total revised Actual Cost of $183,065,667. The Shipowner has entered into Supplement No. 1 to Trust Indenture, dated the date hereof, providing for the issuance of Obligations up to the aggregate principal amount of $160,182,000, and the Secretary has agreed to the revisions to the Indenture reflecting the revised Delivery Date and certain other technical amendments; and

         WHEREAS, the Parties wish to amend the Credit Agreement pursuant to which the Lenders will agree inter alia to revise the Available Amount thereunder to $160,182,000, and to change the Final Disbursement Date, Interest Payment Dates, Payment Dates and Stated Maturity of the Floating Rate Note.

         NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         SECTION 1.01. (a) Exhibit 1 to the Credit Agreement is hereby amended by amending the following definitions:

                  "Interest Payment Date" means, with respect to the Floating Rate Note, the date or dates when any installment of interest on such Note is due and payable, which are January 28 and July 28 of each year, beginning on January 28, 2001, and ending on July 28, 2001, and each February 1 and August 1 thereafter, beginning on February 1, 2002, and the date of any prepayment of the Floating Rate Note.

                  "Payment Date" shall mean February 1 and August 1 of each year, beginning on the earlier of the Payment Date next succeeding the Delivery Date of the Vessel, or February 1, 2003.

                  "Floating Rate Note" shall mean the First Amended and Restated Floating Rate Note substantially identical to the form of Exhibit A to Supplement No. 1 to Trust Indenture, appropriately completed.

         (b) Exhibit 1 to the Credit Agreement is hereby further amended by adding thereto the following definitions:

                  "Amendment No. 1 to Credit Agreement" means the Amendment No. 1 to Credit Agreement, dated as of January 25, 2002, among the Shipowner, the Lenders and the Agents.

         SECTION 1.02. Whereas Clause (A) and Section 2.01 of the Credit Agreement are hereby amended by changing the Credit Facility Amount from $138,478,000 to $160,182,000.

         SECTION 1.03. The definition of "Final Disbursement Date" appearing in
Section 2.02 of the Credit Agreement is hereby amended by changing the date "January 28, 2002" to "February 1, 2003."

         SECTION 1.04. Sections 2.04 and 4.03(d) of the Credit Agreement are hereby amended by deleting the amount of "$50,000,000" appearing in each such Section, and by inserting in lieu thereof the amount "$20,000,000." Section 2.04 of the Credit Agreement is hereby further amended by changing the date "January 28, 2006" to "February 1, 2007."

         SECTION 1.05. Section 2.05(a) of the Credit Agreement is hereby amended by deleting the date "January 28, 2027" appearing in clause (i) thereof and by inserting in lieu thereof the date "August 1, 2027."

         SECTION 1.06. Section 4.01 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  "4.01 Principal Repayment. The Shipowner shall repay the Outstanding Principal of the Floating Rate Note as follows:

                           (i) In installments in the principal amounts set
                  forth in the First Revised Amortization Schedule, Exhibit B to Supplement No. 1 to Trust Indenture, as the same may be revised in accordance with the Indenture, adopted in accordance with its terms, on each Payment Date commencing with the Payment Date occurring on the earlier of the Payment Date next succeeding the Delivery Date of the Vessel, or February 1, 2003, and continuing until the Payment Date before the earlier of (x) the Payment Date next preceding four (4) years from the Delivery Date, or (y) February 1, 2007; and

                           (ii) The full amount of remaining Outstanding
                  Principal, on the earliest of (x) the Payment Date next preceding four (4) years from the Delivery Date, (y) February 1, 2007, or (x) the date upon which the Trigger Event shall occur."

         SECTION 1.07. The second sentence of Section 4.05 of the Credit Agreement is revised to read as follows:

                  "The Floating Rate Note shall (ii) be in the form of Exhibit A to Supplement No. 1 to the Indenture, (ii) bear the Secretary's Guarantee, and (iii) be valid and enforceable as to its principal amount at any time only to the extent of the aggregate amounts then disbursed and outstanding thereunder, and, as to interest, only to the extent of the interest accrued thereon at the rate guaranteed by the Secretary, with any interest in excess thereof being evidenced by this Agreement."

         All capitalized terms used herein and not defined shall have the meanings set forth in Exhibit 1 to the Credit Agreement.

         Except as amended, the provisions of the Credit Agreement shall apply to and govern this Amendment No. 1.

         This Amendment No. 1 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, this Amendment No. 1 to Credit Agreement has been duly executed and delivered by the Parties hereto as of the day and year first above written.

CAL DIVE I-TITLE XI, INC.,                     GOVCO INCORPORATED,
           As the Shipowner                         as the Primary Lender, by
                                                    Citicorp North America,
                                                    Inc., its Attorney-in-fact

By                                             By
  -----------------------------------            -------------------------------
  Name:    A. Wade Pursell                     Name:   Patrick A. Botticelli
  Title:   Vice President                      Title:  Vice President


CITIBANK INTERNATIONAL PLC,                    CITIBANK, N.A.,
           as the Facility Agent                    as the Alternate Lender

By                                             By
  -----------------------------------            -------------------------------
    Name:  Patrick A. Botticelli               Name:   Ae Kyong Chung
    Title: Vice President                      Title:  Vice President


CITICORP NORTH AMERICA, INC.,
           as the Administrative Agent

By
  -----------------------------------
    Name:  Patrick A. Botticelli
    Title: Vice President


                                     CONSENT

         Pursuant to Section 11.08 of the Credit Agreement, the Secretary hereby consents to this Amendment No. 1 to Credit Agreement and confirms the continued Guarantee of the Obligation of the United States of America pursuant to Title XI of the Merchant Marine Act, 1936, as amended.

(SEAL)                                    UNITED STATES OF AMERICA,
                                          SECRETARY OF TRANSPORTATION

                                          BY: MARITIME ADMINISTRATOR

ATTEST:                                   By
                                            ------------------------------------
                                             Secretary
                                             Maritime Administration
By
  -----------------------------
    Assistant Secretary
    Maritime Administration